Exhibit 99.1

TSS, INC. REPORTS FIRST QUARTER 2021 RESULTS

ROUND ROCK, TX – May 17, 2021 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its first quarter ended March 31, 2021.

First Quarter Highlights:

●

First quarter 2021 revenue of $5.2 million compared with $10.6 million in the first quarter of 2020. Reseller revenues were $2.2 million in the first quarter of 2021 compared with $6.8 million in the first quarter of 2020.

●	Gross margin of 25% in the first quarter of 2021 compared with 15% in the first quarter of 2020.
●	Operating loss of $607,000 in the first quarter of 2021 compared to operating loss of $277,000 in the first quarter of 2020.
●	Net loss of $699,000 or $0.04 per share in the first quarter of 2021 compared to net loss of $368,000 or $0.02 per share in the first quarter of 2020.
●	Adjusted EBITDA loss of $334,000 in the first quarter of 2021 compared with Adjusted EBITDA loss of $49,000 in the first quarter of 2020.

“We continue to see fluctuations in our revenue and profitability quarter to quarter. These fluctuations are primarily due to the timing of delivery of new projects We anticipate these quarterly fluctuations to continue throughout the year.” said Anthony Angelini, President and Chief Executive Officer of TSS. “We are seeing a significant number of large opportunities within all of our business units. Our expectation is the delivery of these opportunities will result in significant positive results in the second half of the year and into next year.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the first quarter 2021 financial results for Monday, May 17, 2021 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 50165343#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until June 17, 2021. The audio replay can be accessed at the following url: https://onlinexperiences.com/Launch/QReg/ShowUUID=303414BB-CB0A-4B6B-B9B4-0AD19D7A9ADF&LangLocaleID=1033. The passcode to access the digital playback is 50165343. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measure not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions including the impact of the COVID-19 pandemic and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$8,903	$19,012
Contract and other receivables, net	640	915
Costs and estimated earnings in excess of billings on uncompleted contracts	528	806
Inventories, net	290	197
Prepaid expenses and other current assets	231	58
Total current assets	10,592	20,988
Property and equipment, net	549	662
Lease right-of-use asset	712	876
Goodwill	780	780
Intangible assets, net	194	217
Other assets	316	285
Total assets	$13,143	$23,808
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of lease liabilities	$763	$748
Accounts payable and accrued expenses	2,860	13,374
Deferred revenues	4,607	3,962
Total current liabilities	8,230	18,084
Long-term borrowings	2,282	2,234
Non-current portion of Lease liabilities, less current portion	17	208
Non-current portion of deferred revenues	74	99
Total liabilities	10,603	20,625
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000 shares authorized at March 31, 2021 and December 31, 2020; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at March 31, 2021 and December 31, 2020: 19,404 and 19,055 shares issued at March 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	70,214	70,070
Treasury stock 1,198 and 1,097 shares at cost at March 31, 2021 and December 31, 2020, respectively	(1,962)	(1,874)
Accumulated deficit	(65,714)	(65,015)
Total stockholders' equity	2,540	3,183
Total liabilities and stockholders’ equity	$13,143	$23,808

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended March 31,
	2021	2020
Results of Operations:
Revenue	$5,170	$10,597
Cost of revenue, excluding depreciation and amortization	3,865	8,996
Gross profit	1,305	1,601
Operating expenses:
Selling, general and administrative	1,775	1,759
Depreciation and amortization	137	119
Total operating costs	1,912	1,878
Operating income (loss)	(607)	(277)
Interest income (expense), net	(85)	(82)
Loss before income taxes	(692)	(359)
Income tax expense	7	9
Net loss	$(699)	$(368)
Basic and diluted loss per share:
Basic & diluted net loss per share	$(0.04)	$(0.02)

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended March 31,
	2021	2020

Net loss	$(699)	$(368)

Interest expense, net	85	82
Depreciation and amortization	137	119
Income tax expense	7	9
EBITDA	$(470)	$(158)

Stock based compensation	136	109
Provision for bad debts	-	-
Adjusted EBITDA	$(334)	$(49)